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                                                                      Exhibit 23

                         Consent of Independent Auditors

We hereby consent to the incorporation in the Registration Statement on Form S-8 (No. 33-52388 for the 1992 Performance Stock Option Plan) and the Registration Statement on Form S-8 (filed with the Securities and Exchange Commission on February 6, 1995 for the Amended 1992 Performance Stock Option Plan) of our report dated December 23, 2003, relating to the consolidated financial statements of Concorde Gaming Corporation and Subsidiaries, included in the Annual Report on Form 10-KSB for the year ended September 30, 2003.


McGLADREY & PULLEN, LLP



Rapid City, South Dakota
January 13, 2004